                                    AGREEMENT                      Exhibit 10.11
                                                                    Page 1 of 13
     This Agreement is entered into this 2nd day of November, 1994, among Lone Star Steel Company ("LSS"), Lone Star Technologies, Inc. ("LST"), Merced Partners Limited Partnership ("Merced") and TCW Special Credits Fund, TCW Special Credits Fund II, TCW Special Credits Fund IIb, Weyerhaeuser Company Master Pension Trust, and Inland Steel Industries Pension Trust (the "TCW Holders").

     WHEREAS, LST and the TCW Holders have indicated their interest in participating in financing the acquisition and as necessary the installation of certain equipment and production facilities for LSS (the "First Capital Project") by acquiring convertible preferred stock of LSS, and subsequently Merced has indicated its interest and will acquire from LST some of the convertible preferred stock that LST acquires; and

     WHEREAS, the parties hereto now desire to enter into the further agreements herein with respect to those matters.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree for themselves and their successors and assigns as follows:

     1. LST and the TCW Holders agree that the preferred stock that is to be issued to them each time LST or any of the TCW Holders makes an advance of funds to LSS for the First Capital Project will in all material respects be issued as provided in and have the same terms or substantially the same terms as set forth in the attached schedule of preferred stock terms. The advances for which such preferred stock may be issued will not exceed in aggregate $23,000,000. The issuance of such preferred stock is subject to the receipt of the requisite approval necessary therefor under the Stockholders and Registration Rights Agreement dated May 16, 1991 (the "1991 Stockholders Agreement") among the parties hereto and the other shareholders of LSS, and LSS, LST, Merced, and the TCW Holders agree to cooperate with one another in seeking such approval and in taking any other corporate action by LSS, not yet completed, necessary to authorize such preferred stock and to enable the issuance of shares of such stock as soon as possible.

     2. Each time preferred stock is issued to LST as provided above, LST will sell to Merced and Merced will purchase from LST, shares of such preferred stock equal to 1.087% of the total shares that are issued at such time to LST and the TCW Holders, and Merced will pay LST, upon transfer of those shares to Merced, an amount equal to 1.087% of the total advance that was made to the First Capital Project at that time for which such total number of shares were issued to LST and the TCW Holders. Each sale of preferred stock to Merced shall occur immediately after the shares to be sold are issued to LST, and LST each time will transfer to Merced good, valid, and legal title to the shares being sold, free and clear of liens, claims, and encumbrances.

     3. LSS, LST, Merced, and the TCW Holders agree to cooperate with one another and exercise their best efforts to cause the amendment of the 1991 Stockholders Agreement so that such agreement will provide that Merced and the TCW Holders will be entitled to the benefit of the provisions of Appendix I of the 1991 Stockholders Agreement as regards the registration of shares of common stock of LSS that are issued to them upon their exercise of the warrants that were issued to any of them prior hereto or upon their conversion of any preferred stock mentioned above that may be issued (or in the case of Merced, sold) to them (such common stock collectively, the "New Shares"), just the same as if such shares of common stock had been expressly included in that agreement along with and as part of the other shares of common stock originally accorded registration rights under the 1991 Stockholders Agreement. If, notwithstanding their best efforts to do so, LSS, LST, Merced, and the TCW Holders are unable to cause the amendment of the 1991 Stockholders Agreement as set forth above, LSS, LST, Merced, and the TCW Holders shall enter into a new agreement with respect to the New Shares
                                      - 1 -

                                                                   Exhibit 10.11
                                                                    Page 2 of 13
containing provisions substantially the same as those contained in Appendix 1 of the 1991 Stockholders Agreement (the "New Agreement"), except that the New Agreement shall provide that any demand registration thereunder shall be effected simultaneously with a demand registration initiated under the 1991 Stockholders Agreement. Notwithstanding the foregoing, if any demand registration under the New Agreement which is sought to be effected simultaneously with a demand registration under the 1991 Stockholders Agreement that involves an underwritten public offering is not able to be effected because of an objection of the managing underwriter of such public offering, notwithstanding the good faith efforts of Merced and the TCW Holders (which the New Agreement will provide they will exercise) to have the demand registration under the New Agreement effected simultaneously with the demand registration in connection with such public offering, then the New Agreement shall provide that another demand registration of New Shares pursuant to rights in the New Agreement as respects the New Shares substantially the same as those contained in Section 5.1 of the 1991 Stockholders Agreement shall be available in order to replace that demand registration that was denied.

     4. LST, Merced, and the TCW Holders understand that it is not expected that the preferred stock of LSS that would be issued (or in the case of Merced, sold) to them pursuant hereto, the above described warrants that were issued before, or the common stock that could be acquired upon conversion of the preferred stock or the exercise of those warrants will upon issuance or at any foreseeable time be registered under the Securities Act of 1933, as amended (the "1933 Act"), and LST, Merced, and each of the TCW Holders each represents and warrants to each other party to this Agreement that the preferred stock, those warrants and any such common stock that is acquired by it will be acquired for investment purposes and not with a view to the sale or distribution of any thereof, except in compliance with federal and state securities laws.

     5. LST and each of the TCW Holders agree among themselves that in the event either LST or any of the TCW Holders should advance funds towards the First Capital Project, for which the preferred stock is to be issued as provided above, LST and the TCW Holders shall immediately make such adjusting payments between one another as are necessary, so that immediately after any such advances and any adjusting payments are made, LST will have advanced (including taking into account any adjusting payments) 90.84% of the funds advanced by LST and the TCW Holders in total to LSS for the First Capital Project and the TCW Holders will have advanced (including taking into account any adjusting payments) 9.16% of those funds. The preferred stock that is to be issued to LST and the TCW Holders pursuant hereto when any advance is made to LSS for the First Capital Project will always be issued in the ratio such that 90.84% of the total shares to be issued at any such time will be issued to LST and 9.16% of the total shares to be issued at any such time will be issued to the TCW Holders.

     6. The references in this Agreement to shares of preferred stock will be deemed to refer to both whole shares and to fractional shares as applicable.

     7. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made to be performed entirely in such State, except for paragraph 2, which shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made to be performed entirely in such State.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                      - 2 -

                                                                   Exhibit 10.11
                                                                    Page 3 of 13
                         LONE STAR STEEL COMPANY
                         By:  /s/ Rhys J. Best
                            ----------------------------
                         Its:   President
                             ----------------------------
                         LONE STAR TECHNOLOGIES, INC.
                         By:  /s/ John P. Harbin
                            -----------------------------
                         Chairman and Chief Executive Officer

                         TCW SPECIAL CREDITS FUND
                         By:  TCW Special Credits, its GP
                         By:  TCW Asset Management Co., it MD
                         By:  /s/ Richard Masson
                            -------------------------------
                         Its:  Managing Director
                         By:  /s/ Kenneth Liang
                            -------------------------------
                         Its:  Vice President

                         TCW SPECIAL CREDITS FUND II
                         By:  TCW Special Credits, its GP
                         By:  TCW Asset Management Co., it MD
                         By:  /s/ Richard Masson
                            -------------------------------
                         Its:  Managing Director
                         By:  /s/ Kenneth Liang
                            -------------------------------
                         Its:  Vice President

                         TCW SPECIAL CREDITS FUND IIb
                         By:  TCW Special Credits, its GP
                         By:  TCW Asset Management Co., it MD
                         By:  /s/ Richard Masson
                            -------------------------------
                         Its:  Managing Director
                         By:  /s/ Kenneth Liang
                            -------------------------------
                         Its:  Vice President

                         WEYERHAEUSER COMPANY MASTER PENSION TRUST
                         By:  TCW Special Credits, its IA
                         By:  TCW Asset Management Co., it MGP
                         By:  /s/ Richard Masson
                            -------------------------------
                         Its:  Managing Director
                         By:  /s/ Kenneth Liang
                            -------------------------------
                         Its:  Vice President

                         INLAND STEEL INDUSTRIES PENSION TRUST
                         By:  TCW Special Credits, its IA
                         By:  TCW Asset Management Co., it MGP
                         By:  /s/ Richard Masson
                            -------------------------------
                         Its:  Managing Director
                         By:  /s/ Kenneth Liang
                            --------------------------------
                         Its:  Vice President

                         MERCED PARTNERS LIMITED PARTNERSHIP
                         By:  EBF & Associates, L.P., GP
                         By:  Global Capital Management Inc., GP
                         By:  /s/ Michael Frey
                            --------------------------------

                                                                   Exhibit 10.11
                                                                    Page 4 of 13
                        SCHEDULE OF PREFERRED STOCK TERMS

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                            PREFERRED STOCK, SERIES A
                           (PAR VALUE $1.00 PER SHARE)
                             LONE STAR STEEL COMPANY

                          -----------------------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                          -----------------------------

     The Undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on October 7, 1994, by the Board of Directors of Lone Star Steel Company (the "Board of Directors"), a Delaware corporation (hereinafter called the "Corporation"), to become effective upon the next business day following the date the amendment to its Certificate of Incorporation as set forth in the attached form of Certificate of Amendment (attachment 1 hereto) becomes effective, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation:

     RESOLVED, that pursuant to the authority vested in the Board of Directors by Article Fourth of the Certificate of Incorporation a series of preferred stock of the Corporation be, and hereby is, created out of the authorized but unissued shares of the preferred stock of the Corporation, such series to be designated Preferred Stock, Series A (the "preferred stock"), to consist of three hundred seventy-five (375) shares, par value $1.00 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Certificate of Incorporation) as follows:

     1. AMOUNT OF ISSUANCE. To the extent the common stockholders of the Corporation identified below, who have expressed their willingness to assist in the financing of the acquisition and as necessary the installation of certain equipment and production facilities for the Corporation (the "First Capital Project"), advance funds towards that project, those common stockholders, to wit: Lone Star Technologies, Inc. ("LST"), and TCW Special Credits Fund, TCW Special Credits Fund II, TCW Special Credits Fund IIb, Weyerhaeuser Company Master Pension Trust, and Inland Steel Industries Pension Trust (the "TCW Holders"), will receive, each time that funds are advanced to the Corporation for the First Capital Project, and the Corporation will issue, each such time, in total to LST and the TCW Holders on the date each advance is made, that number of shares (and/or fractions of shares) of preferred stock as equal the number derived, when the total advance is divided by One Hundred Thousand and No/100 Dollars ($100,000.00), such that, for each One Hundred Thousand and No/100 Dollars ($100,000.00) advanced, one (1) whole share will be issued. Of the total shares of the preferred stock to be issued each time shares are to be issued as provided above, 90.84% of the total shares to be issued will be issued to LST and 9.16% of the total shares to be issued will be issued to the TCW Holders. The total shares issuable to the TCW Holders, each time shares are to be issued to them, shall be issued individually among them as the TCW Holders shall direct. The "Dollar Value" of the shares of preferred stock shall be One Hundred Thousand and No/100 Dollars ($100,000.00) per share, and as proportionately adjusted downward shall be the "Dollar Value" of fractional shares. Each share of preferred stock shall have a par value of One and No/100
                                      - 1 -

                                                                   Exhibit 10.11
                                                                    Page 5 of 13
Dollar ($1.00) per whole share, and the entire series of preferred stock shall consist of three hundred seventy-five (375) authorized shares. Fractional shares may be issued. The foregoing provisions of this paragraph will inure to the benefit of the respective successors to LST and each of the TCW Holders so that such successors upon advances of funds being made for the First Capital Project will be entitled to receive the preferred stock which the party they succeeded otherwise would have been entitled to receive under the foregoing provisions. Unless the context indicates otherwise, herein the references to "preferred stock" refer to this Preferred Stock, Series A, and not to any other preferred stock.

     2. ISSUANCE DATE. The preferred stock will be issued in the number of shares (or fractions of shares) to LST and the TCW Holders as provided above, as and when each advance is made by any of them to fund the First Capital Project. While the shares of the preferred stock will be issued by the Corporation when the advances are made, certificates for the shares of such preferred stock will be delivered to the shareholders entitled thereto for the preceding calendar quarter based upon the advances to fund the First Capital Project made during that quarter each January 1, April 1, July 1, and October 1 after September 30, 1994. In addition, shares of the preferred stock may be issued in payment of dividends as provided under paragraph 3 below, and the shares of preferred stock to be issued as dividends will be issued, in each case, when the dividend that the stock is to pay, is, pursuant to action of the Board of Directors, to be paid, and the share certificates for such stock will be furnished at the same time by the Corporation to the holders entitled thereto.

     3.   DIVIDENDS.

          (a) The holders of preferred stock will be entitled to a cumulative dividend at the rate of six percent (6%) per annum on the Dollar Value of the shares of preferred stock issued and outstanding accruing from the date of issuance. No dividends of any kind or other distributions are permitted to be paid or made on Corporation's common stock at any time while any preferred stock is outstanding.

          (b) As to any share of preferred stock, commencing on the January 1, April 1, July 1, or October 1 first to occur after such stock is issued, and for each succeeding quarterly period ending immediately prior to each succeeding January 1, April 1, July 1, and October 1, the holder of such stock shall be entitled to receive, when and as declared as herein-after provided, out of funds legally available for that purpose, cash dividends of one and one-half percent (1.5%) of the Dollar Value of each share or fractional share held (prorated for the first such dividend period at the rate of one and one-half percent (1.5%) per quarter accruing from the actual issue date to the end of that dividend period), and no more. All dividends shall be payable in arrears, when and as declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the preferred stock as their names appear on the share register of the Corporation on the date set as the record date for such dividend. Dividends on account of arrears for any past dividend periods may be declared and paid at any time without reference to any dividend payment date, to holders of record on a date, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (c) To the extent, on any dividend payment date, the holders of the preferred stock shall not have received the full dividends for all periods ended up to that date provided for in the other provisions of
                                      - 2 -

                                                                   Exhibit 10.11
                                                                    Page 6 of 13
               this paragraph 3, then such dividends shall cumulate, whether or not declared and irrespective of whether such dividends could have been paid for such periods under applicable law. It is understood that no dividends may be paid in respect of the preferred stock prior to January 1, 1995 (although dividends will accrue on the preferred stock outstanding prior to that date).

          (d) If at any time the Corporation pays less than the total amount of dividends then accrued and payable with respect to the preferred stock, such payment shall be distributed ratably among the holders of the preferred stock. Any payment made by the Corporation on the unpaid cumulative dividends, if less than the total amount of such dividends, shall be applied first to those dividends that have been accrued for the longest time.

          (e) The Corporation may at any time to the extent it so elects, declare that dividends on the preferred stock which have accrued will be payable in shares of preferred stock of a Dollar Value equal to the dividends to be paid with such stock. Any holder of preferred stock on which a cash dividend has been declared and before it is paid may elect to similarly have the Corporation pay any such dividend to the holder, to the extent the holder elects, in preferred stock of the Dollar Value equal to the dividend the holder has elected to be so paid.

     4.   REDEMPTION.

          (a) The Corporation may, provided the Board of Directors has adopted a resolution approving such action, redeem the preferred stock, in whole or in part, in cash, at any time by paying the holder or holders of the shares to be redeemed (i) the Dollar Value of such stock and (ii) all accrued and unpaid dividends through the date of redemption on the shares to be redeemed (including a pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the redemption date). Each holder of stock redeemed shall be entitled to payment of that part of the total amount described above for all the redeemed stock as is attributable to his redeemed stock.
               If the Board of Directors has authorized a redemption which, when authorized, was of less than all of the outstanding shares of the preferred stock, and because of subsequent conversions of the preferred stock since then, amounts to more than the actual outstanding shares on the Redemption Date or, if applicable, the Final Redemption Date, the Board of Directors' authorization shall be deemed amended to the number of such outstanding shares on the Redemption Date or, if applicable, the Final Redemption Date which shall be the number authorized for redemption. Any redemption of the preferred stock outstanding shall be accomplished by redeeming from each holder of record all or a fraction of each holder's shares, the numerator of which is the total number of shares to be redeemed as authorized by the Board of Directors or as deemed amended as provided above, and the denominator of which is the total number of shares of preferred stock outstanding on the Redemption Date or, if applicable, the Final Redemption Date.

                                                                   Exhibit 10.11
                                                                    Page 7 of 13
          (b) On January 3, 2002, the Corporation shall be obligated to redeem the preferred stock outstanding as a mandatory redemption in whole for cash. The redemption price shall be equal to the Dollar Value of the shares redeemed together with any accrued but unpaid dividends on such shares to and including the date of redemption, as specified in clauses (i) and (ii) of paragraph 4(a). If less than all of the outstanding shares of the preferred stock can be redeemed under applicable law, such shares shall be redeemed pro rata or by lot as determined by the Board of Directors in its sole discretion to the maximum extent permitted by applicable law, and the remaining shares shall be redeemed as and when they can be redeemed under law.

          (c) Notice of every proposed redemption of the preferred stock shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than thirty (30) days nor more than sixty
               (60) days prior to the date fixed for redemption (the "Redemption Date") (i) notifying such holders of the election of the Corporation to redeem such shares and of the Redemption Date and (ii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price therefor, and
               (iii) stating the name and address of any redemption agent selected by the Corporation if other than the Corporation, and the name and address of the Corporation's transfer agent for the preferred stock. The Corporation may act as the transfer agent for the preferred stock.

          (d) The Corporation may act as the redemption agent to redeem the preferred stock or appoint as its agent for such purpose a bank or trust company in good standing, organized under the laws of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Twenty Million and No/100 Dollars ($20,000,000.00), and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any jurisdiction thereof, having an office or offices in the City of Dallas, Texas, or such other place as shall have been designated by the Corporation, and having capital, surplus, and undivided profits aggregating at least Twenty Million and No/100 Dollars ($20,000,000.00). The Corporation or such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least one (1) business day prior to the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one (1) or more such holders nor any defect in any notice shall affect the
                                      - 4 -

                                                                   Exhibit 10.11
                                                                    Page 8 of 13
               sufficiency of the proceedings for redemption as to other holders.

          (e) If notice of redemption shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the redemption price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the day immediately prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the day immediately prior to the date (the "Final Redemption Date") when the Corporation makes payment as aforesaid to the holders of the preferred stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest or other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the preferred stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

     5. VOTING RIGHTS. The preferred stock issued and outstanding will possess voting rights only to the extent required by law and as provided herein. If and to the extent the preferred stock may be entitled to vote on any matter, each whole share of the preferred stock voting shall be counted as one (1) vote and the fractional shares voting will be counted as fractional votes, in each case the fractional vote will be the same as the fraction of a share that is voting, except that in any case when the preferred stock is voting on any matter with the common stock, each share or fractional share of the preferred stock voting will be counted as having the same vote as the shares of common stock into which that preferred stock could be converted at the time of voting.

     6.   LIQUIDATION PREFERENCE AND MERGER.

          (a) In the event of the voluntary or involuntary liquidation, dissolution, or other winding up of the affairs of the Corporation, prior to any payment or distribution to the holders of the Corporation's common stock or with respect to any other stock which is not to receive assets of the Corporation before receipt by the holders of the preferred stock of the full amount they are to receive as provided in this subparagraph the holders of the preferred stock shall be entitled to receive for the preferred stock an amount equal to (with each holder entitled to that
                                      - 5 -

                                                                   Exhibit 10.11
                                                                    Page 9 of 13
               part of such amount as is attributable to his shares) (i) the Dollar Value of the preferred stock outstanding and (ii) all accrued and unpaid dividends through the date of liquidation, dissolution or other winding up of the affairs of the Corporation (including a pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the date of liquidation, dissolution or winding up of the affairs of the Corporation).

          (b) The amount payable pursuant to paragraph 6(a) shall be paid in cash to the extent available to the Corporation and to the extent not so in property taken at its fair value as determined by the Board of Directors. If such payment shall have been made in full to the holders of the preferred stock, the remaining assets and funds of the Corporation shall be distributed among the holders of common or other stock remaining outstanding of the Corporation according to their respective shares and priorities.

          (c) In the event of the liquidation, dissolution, or winding up of the affairs of the Corporation as described in paragraph 6(a), the holders of the preferred stock will share in the assets, funds, and property of the Corporation on a parity with or junior to, as the case may be, any other stock of the Corporation which is to share on a parity with or prior to the preferred stock under such circumstances in accordance with the provisions of the Certificate of Incorporation or Certificate of Designation related to that other stock.

          (d) The Corporation will not, without first obtaining the affirmative vote or written consent of the holders of not less than 92% of the shares of preferred stock outstanding at the time, consolidate or merge with another corporation or corporations (other than any mergers or consolidations of the Corporation with any of its subsidiaries, whether owned directly or indirectly by the Corporation, which mergers and consolidations this paragraph 6(d) will not apply
               to) or sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its assets without first paying the holders of the preferred stock outstanding the same amount through the date of the merger, consolidation, sale, lease, transfer, or other disposition as is provided in clauses (i) and (ii) of paragraph 6(a) through the date of liquidation, dissolution, or winding up and in accordance with paragraph 6(b).

     7.   CONVERSION.

          (a) Each whole share of preferred stock will be convertible at any time after issuance by the holder into 10 shares of common stock of the Corporation, or as such number is adjusted pursuant to the following provisions, such number as stated above and as it may be adjusted to be ratably reduced downward for fractional shares outstanding of the preferred stock. The number of shares of common stock into which the preferred stock is convertible is based on a conversion price of $10,000 per share of common stock. Such price shall be ratably adjusted to reflect any change in the number of shares of common stock into which the preferred stock is convertible pursuant to the
                                      - 6 -

                                                                   Exhibit 10.11
                                                                   Page 10 of 13
               provisions of paragraph 7(b). In addition, if after the date hereof the Corporation shall, at any time while the preferred stock remains outstanding, otherwise than as a result of any of the events as described in paragraph 7(b) issue any (i) shares of common stock, or (ii) securities that are convertible into or exchangeable for common stock, or (iii) options, warrants or other rights to acquire common stock, in any case described under clause (i), (ii), or (iii), at a price of less than $10,000 per share of common stock or, after such price has been adjusted from $10,000 per share pursuant to the foregoing provisions or the following provisions of this paragraph 7(a), at a price less than the amount to which such $10,000 may previously have been appropriately adjusted pursuant to the foregoing provisions or the following provisions of this paragraph 7(a), then each whole share of preferred stock will be convertible at any time thereafter by the holder into the number of shares of common stock of the Corporation based upon a new conversion price equal to the lowest issuance, conversion, exchange, or exercise price, as the case may be, for the common stock pursuant to clause (i), (ii), or (iii) above, adjusting such price appropriately for any events described in paragraph 7(b). Fractional shares of preferred stock may be converted on a ratable basis at such new adjusted conversion price. Each holder may convert his preferred stock in whole or in such part (including fractional shares) as he chooses when he converts the stock.

          (b) If at any time after September 30, 1994 and prior to the conversion of the preferred stock the Corporation shall have effected a common stock split or the outstanding common stock of the Corporation shall have been subdivided or combined into a greater or lesser number of shares or shares of its common stock shall have been distributed as a dividend on any class of its stock, and after giving effect to any prior adjustments under paragraph 7(a) and this paragraph 7(b), the number of shares of common stock into which each share of preferred stock can be converted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of common stock outstanding.

          (c) Upon the occurrence of any event which requires any of the adjustments provided for above, then and in each such case the Corporation shall give notice thereof to the holders of the preferred stock, which notice shall state the increase or decrease, if any, in the number of shares of common stock into which the preferred stock shall be convertible, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (d)  In case after September 30, 1994, at any time:

                   (i) the Corporation shall offer for
               subscription pro rata to the holders of the common stock any additional shares of stock of any class or other rights;

                   (ii) there shall be any capital reorganization
               of the Corporation, or reclassification of the common stock, or consolidation or merger of the Corporation with or into (other than with a wholly owned subsidiary), or sale of all or substantially all of its assets to, another corporation or
                                      - 7 -

                                                                   Exhibit 10.11
                                                                   Page 11 of 13
               entity; or

                   (iii) there shall be a voluntary or involuntary
               dissolution, liquidation, or winding-up of the Corporation;

               then, in each such case, the Corporation shall give to the holders of the preferred stock (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of common stock entitled to receive any such subscription rights or for determining the holders of common stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice shall also specify the date on which the holders of common stock shall be entitled to receive such subscription rights or to exchange their common stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which the Corporation's books are closed in respect thereof. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clause
               (i), (ii), and (iii) above.

          (e) Any accrued and unpaid dividends on the preferred stock being converted (with the current quarterly dividend for the quarter during which the conversion occurs being paid in an amount prorated to the date of conversion) shall either be paid within five (5) days of the conversion to the converting preferred stock holder in cash or in an additional number of whole and/or fractional shares of common stock equal to the number of common shares that would have been issued had the total amount of those dividends which were not paid in cash represented an equivalent Dollar Value of additional preferred stock converted along with the preferred stock that was actually converted by the holder.

          (f) The certificate for the shares of the preferred stock being converted will be surrendered to the Corporation, and if less than all shares of the preferred stock represented by a certificate are converted, a certificate for the number of shares not converted, which shall have a Dollar Value commensurate with that number of shares, shall be returned to the holder.

     8. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized, but unissued, shares of common stock, solely for the purpose of effecting the conversion of the shares of the preferred stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the preferred stock and to effect the exercise of all rights, warrants, and options to purchase common stock; and if at any time the number of authorized, but unissued, shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the stock, and such other convertible stock or securities and rights,
                                      - 8 -

                                                                   Exhibit 10.11
                                                                   Page 12 of 13
warrants, and options, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

     9. NOTICES. Any notice required by the provisions hereof to be given to any holders of shares of the preferred stock shall be deemed given upon the earlier of actual receipt, or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to the holder of record at his address appearing on the books of the Corporation.

     10. ISSUANCE TAX. The issuance of certificates for common stock upon the conversion of preferred stock shall be made without charge to the converting holder of the preferred stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the preferred stock converted therefor.

     11. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of preferred stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein and in the Corporation's Certificate of Incorporation. The shares of preferred stock shall have no preemptive or subscription rights.

     12. AMENDMENT, ETC. In addition to any other rights provided by law, so long as any preferred stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than ninety two percent (92%) of the shares of preferred stock outstanding at the time, will not:

          (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation, the Certificate of Designations related to the preferred stock, or By-Laws if such action would materially adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the preferred stock, or increase or decrease the number of shares of preferred stock authorized hereby; or

          (b) authorize or increase the authorized number of shares of any series or class of stock, which would be entitled to receive dividends or other distributions at any time in preference to the preferred stock before any of the dividends under paragraph 3 hereof for that period and all past quarterly dividend periods prior to such time have been paid on the preferred stock, or would be entitled to receive assets upon the liquidation, dissolution, or winding up of the affairs of the Corporation in preference to the preferred stock before any of the assets the preferred stock is to receive under those circumstances have been received, except that a merger or consolidation of the Corporation into another corporation or corporations pursuant to which the holders of the preferred stock are to receive stock of the surviving corporation or corporations with substantially the same preferences, rights, privileges, powers, and restrictions for the benefit of such holders as the preferred stock of the Corporation will not be deemed an event that falls within this subparagraph or subparagraph (a) immediately above.
                                      - 9 -

                                                                   Exhibit 10.11
                                                                   Page 13 of 13
     13. HEADINGS OF SUBDIVISIONS. The headings of the various paragraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     14. SEVERABILITY OF PROVISIONS. If any right, preference, or limitation of the preferred stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences, and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     15. STATUS OF REACQUIRED SHARES. Shares of preferred stock which have been issued and reacquired by the Corporation in any manner or converted shall be canceled, and will no longer have the status of authorized shares of preferred stock or be capable of being issued.

     16. SINGULAR, PLURAL, ETC. Herein, unless the context is to the contrary, references to the singular shall include the plural, to the masculine shall include the feminine and the neuter, and to shares of stock shall include fractional shares, and VICE VERSA, and, unless the context is otherwise, references to the holder of stock shall mean the record holder and references to the voting or the consent of the holders of such stock shall mean the record holders of the stock as of the record date set by the Board of Directors for such vote or consent.

     IN WITNESS WHEREOF, Lone Star Steel Company has caused this Certificate to be duly executed this 9th day of November, 1994.

                                   LONE STAR STEEL COMPANY
                                   By:__________________________________________
                                      __________________________________________
                                      __________________________________________

ATTEST:


______________________________________________

                                     - 10 -